                                                               Entergy
                                                               639 Loyola Avenue
                                                               New Orleans, LA  70113

NewsRelease

Date:	Oct. 29, 2010

For Release:	Immediately

Contact:	Chanel Lagarde (News Media) (504) 576-4238 clagar1@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com
Exhibit 99.3

Entergy Issues Forward Looking Financial Update and
Announces Incremental $500 Million Share Repurchase Program Authorization

New Orleans, La.  Entergy Corporation (NYSE:ETR) today issued 2011 earnings guidance and outlined its preliminary three-year capital expenditure plan for the period 2011 through 2013. In addition, Entergy provided an update to its long-term financial outlook.

“Since April, we’ve identified additional sound, value-added utility investments that improve reliability, lower costs, or are necessary to meet expected additional regulatory standards and enhance the utility’s long-term financial outlook,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer. “The abundance of natural gas has severely affected power prices at Entergy Wholesale Commodities and is not expected to significantly turn around in the short term. Nonetheless, our proprietary point of view and risk management practices assure that we retain the flexibility to execute on our balanced capital return and investment program.

“As a result, the Entergy board of directors granted authority for an additional $500 million share repurchase program. Execution of this incremental, ‘on-the-shelf’ share repurchase capacity will occur when market conditions are favorable and our point of view and risk management metrics align. Entergy expects to complete its current $750 million share repurchase program by year end.”

Earnings Guidance

Entergy is initiating 2011 earnings guidance in the range of $6.35 to $6.85 per share on both as-reported and operational bases. While Entergy affirmed its 2010 earnings guidance ranges of $5.95 to $6.80 per share on an as-reported basis and $6.40 to $7.20 per share on an operational basis, the starting point for 2010 was adjusted consistent with current indications that full year results will be above the midpoint. As-reported earnings guidance for 2010 includes a special item, estimated in April 2010 at $0.40 to $0.45 per share, for the potential charge in connection with the previously announced business unwind of the internal organizations created for Enexus Energy Corporation and EquaGen LLC as well as expenses for spin-off dis-synergies and outside services to pursue the spin-off.

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return. The company believes top-quartile total shareholder return is achieved by:
•	Operating the business with the highest expectations and standards;
•	Executing on earnings growth opportunities while managing commodity and other business risks;
•	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.;
•	Maintaining credit quality and flexibility;
•	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements; and
•	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point of view.

Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets. The current long-term financial outlook (prepared October 2010) includes the following:

Earnings:
•	Utility net income: 6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).
•
Entergy Wholesale Commodities results:  Revenue projections through 2014 will experience increased volatility due to commodity market activities – one of the most important fundamental drivers for this business. While current forward power prices would indicate a decline in the long-term financial outlook for this business compared to 2010, Entergy Wholesale Commodities offers a valuable option taking into consideration the contango in the forward curve and the potential positive effects of an economic recovery (on market heat rates, capacity markets and natural gas prices), new environmental legislation and / or enforcement of additional environmental regulation over the longer term.

•	Corporate results: Results will vary depending upon factors including future effective income tax and interest rates and the amount / timing of share repurchases.

Capital deployment:
•
A balanced capital investment / return program. Entergy continues to see value-added investment opportunities at the utility in the coming years, as well as an investment outlook at Entergy Wholesale Commodities that supports continued safe, secure, and reliable operations and opportunistic investments. Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program. Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases. Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $4 to $5 billion from 2010 through 2014 under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

Credit quality:
•	Strong liquidity.
•	Solid credit metrics that support ready access to capital on reasonable terms.

Planned Capital Expenditures – Preliminary

The preliminary capital plan for 2011 through 2013 anticipates $7.4 billion for investment, including $3.0 billion of maintenance capital. The remaining $4.4 billion is for specific investments and other initiatives.

Members of Entergy’s senior management, including Leonard and Leo Denault, executive vice president and chief financial officer, will attend the 45th Edison Electric Institute (EEI) Financial Conference and hold stakeholder meetings Oct. 31 through Nov. 2, 2010, and take questions on the information included in this release and accompanying handout material. Additional information regarding Entergy’s forward looking financial update is available in Entergy’s investor news release dated Oct. 29, 2010, and accompanying handout material, copies of which have been filed today with the Securities and Exchange Commission on Form 8-K and are available on Entergy’s investor relations website at www.entergy.com/investor_relations.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $10 billion and more than 15,000 employees.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2009, (ii) Entergy’s Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear operating and regulatory risks; and (e) legislative and regulatory actions, and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this presentation and in subsequent securities filings.